                                                                       EXHIBIT 4

                      SECOND AMENDMENT TO RIGHTS AGREEMENT

                  This Second Amendment to Rights Agreement (this "Second Amendment") is entered into by and among Atmos Energy Corporation, a Texas and Virginia corporation (the "Company"), and EquiServe Trust Company, N.A., a national association with its principal place of business in Massachusetts and the successor to the stock transfer business of Fleet National Bank (formerly known as BankBoston, N.A) (the "Rights Agent"), on this 13th day of February 2002, at the direction of the Company.

                  WHEREAS, the Company and the Rights Agent have entered into that certain Rights Agreement, dated November 12, 1997 (the "Rights Agreement"); and

                  WHEREAS, the Company and the Rights Agent have entered into that that certain First Amendment, dated as of August 11, 1999, to the Rights Agreement; and

                  WHEREAS, on February 12, 2002, the Board of Directors of the Company determined to amend the Rights Agreement and directed the Rights Agent to enter into this Second Amendment.

                  NOW, THEREFORE, in consideration of the premises and the mutual agreements herein set forth, the parties hereto do hereby agree as follows:

                  1.       The Rights Agreement is hereby amended as follows:

                           (a) All references in the Rights Agreement to BankBoston, N.A. shall hereafter be deemed to be references to its successor with respect to this Rights Agreement, EquiServe Trust Company, N.A.

                           (b) The recital of the Rights Agreement is hereby amended to read in its entirety as follows:

                                    "WHEREAS, on November 12, 1997 (the "Rights
                  Dividend Declaration Date"), the Board of Directors of the Company authorized and declared a dividend distribution of one Right (as hereinafter defined) for each share of common stock, no par value, of the Company (the "Common Stock") outstanding at the close of business on May 10, 1998 (the "Record Date"), and has authorized the issuance of one Right (as such number may hereinafter be adjusted pursuant to the provisions of
                  Section 11(p) hereof)
                  for each share of Common Stock of the Company issued between the Record Date (whether originally issued or delivered from the Company's treasury) and the Distribution Date (as hereinafter defined), each Right initially representing the right to purchase one share of Common Stock, upon the terms and subject to the conditions hereinafter set forth (the "Rights");

                                    WHEREAS, on August 11, 1999 the Company and
                  the Rights Agent entered into that certain First Amendment to this Agreement; and

                                    WHEREAS, the Board of Directors of the
                  Company has authorized the Company to enter into that certain Second Amendment to the Rights Agreement, which amendment shall provide that each Right shall hereafter represent the right to purchase one-tenth of one share of Common Stock, upon the terms and subject to the conditions hereinafter set forth, and such other amendments as are provided for in that certain Second Amendment."

                           (c) Section 1(b.1) of the Rights Agreement is hereby amended to read in its entirety as follows:


                               "(b.1) "Adjusted Exercise Price" shall have the
                  meaning set forth in Section 11(a)(ii) hereof."

                           (d) The second sentence of Section 4(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

                               "Subject to the provisions of Section 11 and
                  Section 22 hereof, the Rights Certificates, whenever distributed, shall be dated as of the Record Date and on their face shall entitle the holders thereof to purchase such number of one-tenths of a share of Common Stock as shall be set forth therein at the price set forth therein (such exercise price per one-tenth of a share, the "Purchase Price"), but the amount and type of securities purchasable upon the exercise of each Right and the Purchase Price thereof shall be subject to adjustment as provided herein."

                           (e) Section 7(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

                               "(a) Subject to Section 7(e) hereof, at any time
                  after the Distribution Date, the registered holder of any Rights Certificate may exercise the Rights evidenced thereby (except as otherwise provided herein including, without limitation, the restrictions on exercisability set forth in Section 9(c),
                  Section 11(a)(iii) and Section 23(a) hereof) in whole or in part upon surrender of the Rights Certificate, with the form of election to purchase and the certificate on the reverse side thereof duly executed, to the Rights Agent at the principal office or offices of the Rights Agent designated for such purpose, together with payment of the aggregate Purchase Price with respect to the total number of one-tenths of a share of Common Stock (or other securities, cash or other assets, as the case may be) as to which such surrendered Rights are then exercisable, at or prior to the earlier of (i) 5:00 P.M., Boston, Massachusetts time, on May 10, 2008 or such later date as may be established by the Board of Directors prior to the expiration of the Rights (such date, as it may be extended by the Board, the "Final Expiration Date"), or (ii) the time at which the Rights are redeemed as provided in
                  Section 23 hereof (the earlier of (i) and (ii) being herein referred to as the "Expiration Date")."

                           (f) Section 7(b) of the Rights Agreement is hereby amended to read in its entirety as follows:

                               "(b) The Purchase Price for each one-tenth of a
                  share of Common Stock pursuant to the exercise of a Right shall initially be $8.00 (or the equivalent of $80 per share of Common Stock), and shall be subject to adjustment from time to time as provided in Section 11 and Section 13(a) hereof and shall be payable in accordance with paragraph (c) below."

                           (g) The first two sentences of Section 7(c) of the Rights Agreement are hereby amended to read in their entirety as follows:

                               "(c) Upon receipt of a Rights Certificate
                  representing exercisable Rights, with the form of election to purchase and the certificate duly executed, accompanied by payment, with respect to each Right so exercised, of the Purchase Price (or, after the occurrence of a Section 11(a)(ii) Event or a Section 13 Event, the Adjusted Exercise Price) for the number of one-tenths of a share of Common Stock (or other shares, securities, cash or other assets, as the case may be) to be purchased as set forth below and an amount equal to any applicable transfer tax, the Rights Agent shall, subject to Section 20(k) hereof, thereupon promptly (i) (A) requisition from any transfer agent of the shares of Common Stock (or make available, if the Rights Agent is the transfer agent for such shares) certificates for the total number of shares of Common Stock to be purchased and the Company hereby irrevocably authorizes its transfer agent to comply with all such requests, or (B) if the Company shall have elected to deposit the total number of shares of Common Stock issuable upon exercise of the Rights hereunder with a depositary agent, requisition from the depositary agent depositary receipts representing such number of shares of Common Stock as are to be purchased (in which case certificates for the shares of Common Stock represented by such receipts shall be deposited by the transfer agent with the depositary agent) and the Company will direct the depositary agent to comply with such request, (ii) requisition from the Company the amount of cash, if any, to be paid in lieu of fractional shares in accordance with Section 14 hereof, (iii) after receipt of such certificates or depositary receipts, cause the same to be delivered to or upon the order of the registered holder of such Rights Certificate, registered in such name or names as may be designated by such holder, and (iv) after receipt thereof, deliver such cash, if any, to or upon the order of the registered holder of such Rights Certificate. The payment of the Purchase Price or the Adjusted Exercise Price (as such amounts may be reduced pursuant to Section 11(a)(iii) hereof) shall be made in cash or by certified bank check or bank draft payable to the order of the Company. "

                           (h) Section 9(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

                               "(a) The Company covenants and agrees that it
                  will cause to be reserved and kept available out of its authorized and unissued shares of Common Stock and/or other securities or out of its authorized and issued shares held in its treasury, the number of shares of Common Stock and/or other securities that, as provided in this Agreement, will be sufficient to permit the exercise in full of all outstanding Rights after the Distribution Date but prior to a Section 11(a)(ii) Event."

                           (i) Section 9(d) of the Rights Agreement is hereby amended to read in its entirety as follows:

                               "(d) The Company covenants and agrees that
                  it will take all such action as may be necessary to ensure that all shares of Common Stock and/or other securities delivered upon exercise of Rights shall, at the time of delivery of the certificates for such shares (subject to payment of the Purchase Price for each one-tenth of a share of Common Stock to be purchased or, after a Section 11(a)(ii) Event, the Adjusted Exercise Price), be duly and validly authorized and issued and fully paid and nonassessable."

                           (j) The first sentence of Section 10 of the Rights Agreement is hereby amended to read in its entirety as follows:

                               "Each person in whose name any certificate for
                  shares of Common Stock and/or other securities, as the case may be, is issued upon the exercise of Rights shall for all purposes be deemed to have become the holder of record of such shares of Common Stock and/or other securities, as the case may be, represented thereby on, and such certificate shall be dated, the date upon which the Rights Certificate evidencing such Rights was duly surrendered and payment of the Purchase Price or, if applicable, the Adjusted Exercise Price (and all applicable transfer taxes) was made; provided, however, that if the date of such surrender and payment is a date upon which the Common Stock (or other securities, as the case may be) transfer books of the Company are closed, such Person shall be deemed to have become the record holder of such shares (fractional or otherwise) on, and such certificate shall be dated, the next succeeding Business Day on which the Common Stock (or other securities, as the case may be) transfer books of the Company are open."

                           (k) The first sentence of Section 11(a)(i) of the Rights Agreement is hereby amended to read in its entirety as follows:

                               "(a)(i) In the event the Company shall at any
                  time after the date of this Agreement (A) declare a dividend on the Common Stock payable in shares of Common Stock, (B) subdivide the outstanding Common Stock, (C) combine the outstanding Common Stock into a smaller number of shares, or
                  (D) issue any shares of its capital stock in a reclassification of the Common Stock (including any such reclassification in connection with a consolidation or merger in which the Company is the continuing or surviving corporation), except as otherwise provided in this Section 11(a) and Section 7(e) hereof, the Purchase Price in effect at the time of the record date for such dividend or of the effective date of such subdivision, combination or reclassification, and the number and kind of shares of Common Stock or capital stock, as the case may be, issuable on such date, shall be proportionately adjusted so that the holder of any Right exercised after such time shall be entitled to receive, upon payment of the Purchase Price or, if applicable, the Adjusted Exercise Price, then in effect, the aggregate number and kind of shares of Common Stock, or capital stock, as the case may be, which, if such Right had been exercised immediately prior to such date and at a time when the Common Stock transfer books of the Company were open, such holder would have owned upon such exercise and been entitled to receive by virtue of such dividend, subdivision, combination or reclassification; provided, however, that if the record date for any such dividend, subdivision, combination or reclassification shall occur prior to the Distribution Date, the Company shall make an appropriate adjustment to the Purchase Price (taking into account any additional Rights which may be issued as a result of such dividend, subdivision, combination or reclassification), in lieu of adjusting (as described above) the number of shares of Common Stock (or other capital shares, as the case may be) issuable upon exercise of the Rights."

                           (l) Section 11(a)(ii) of the Rights Agreement is hereby amended to read in its entirety as follows:

                               "(ii) In the event (A) any Person (other than the
                  Company, any Subsidiary of the Company, any employee benefit plan of the Company or of any Subsidiary of the Company, or any Person or entity organized, appointed or established by the Company for or pursuant to the terms of any such plan), alone or together with its Affiliates and Associates, shall, at any time after the Rights Dividend Declaration Date, become an Acquiring Person, unless the event causing the 15% threshold to be crossed is a transaction set forth in Section 13(a) hereof, or is an acquisition of shares of Common Stock pursuant to a tender offer or an exchange offer for all outstanding shares of Common Stock at a price and on terms determined by at least a majority of the members of the Board of Directors who are not officers of the Company and who are not representatives, nominees, Affiliates or Associates of an Acquiring Person, after receiving advice from one or more investment banking firms, to be (i) at a price which is fair to shareholders (taking into account all factors which such members of the Board deem relevant, including, without limitation, prices which could reasonably be achieved if the Company or its assets were sold on an orderly basis designed to realize maximum value) and (ii) otherwise in the best interests of the Company and its shareholders (a "Qualified Offer"), or (B) the Board of Directors of the Company shall declare any Person to be an Adverse Person, upon a determination that such Person, alone or together with its Affiliates and Associates, has, at any time after the Rights Dividend Declaration Date, become the Beneficial Owner of an amount of Common Stock which the Board of Directors determines to be substantial (which amount shall in no event be less than 10% of the shares of Common Stock then outstanding) and a determination by at least a majority of the Board of Directors who are not officers of the Company, after reasonable inquiry and investigation, including consultation with such persons as such directors shall deem appropriate, that (i) such Beneficial Ownership by such Persons is intended to cause the Company to repurchase the Common Stock beneficially owned by such Person or to cause pressure on the Company to take action or enter into a transaction or series of transactions intended to provide such Person with short-term financial gain under circumstances where the Board of Directors determines that the best long-term interests of the Company and its shareholders would not be served by taking such action or entering into such transactions or series of transactions at that time or (ii) such Beneficial Ownership is causing or reasonably likely to cause a material adverse impact (including, but not limited to, causing, or being reasonably likely to cause, the Company to become a subsidiary of a registered holding company under the Public Utility Holding Company Act of 1935, as amended) on the business or prospects of the Company, then, promptly following the occurrence of such event, proper provision shall be made so that each holder of a Right (except as provided below and in Section 7(e) hereof) shall thereafter have the right to receive, upon exercise thereof by payment (in lieu of the payment required to be made pursuant to Section 7 to exercise a Right) of an amount equal to the product of (x) the number of one-tenths of a share of Common Stock that would otherwise be issuable upon exercise of a Right after the Distribution Date if no Section 11(a)(ii) Event or Section 13 Event had occurred and (y) ten times the then current Purchase Price for one-tenth of a share of Common Stock that would have been payable in accordance with the terms of this Agreement if such Right had been exercised immediately prior to the first occurrence of a
                  Section 11(a)(ii) Event or Section 13 Event, such number of whole shares of Common Stock of the Company (in lieu of the number of one-tenths of a share of Common Stock for which such Right would have been exercisable after the Distribution Date and prior to the first occurrence of a Section 11(a)(ii) Event or Section 13 Event) as shall equal the result obtained by (x) multiplying the then-current Purchase Price for one-tenth of a share of Common Stock immediately prior to the first occurrence of a Section 11(a)(ii) Event or Section 13 Event by ten times the number of one-tenths of a share of Common Stock for which a Right would have been exercisable after the Distribution Date and immediately prior to the first occurrence of a Section 11(a)(ii) Event or Section 13 Event and (y) dividing that product by 50% of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of Common Stock on the date of such first occurrence (such number of shares, the "Adjustment Shares"). The exercise price of a Right determined pursuant to the immediately preceding sentence at the time of the exercise of the Right, after giving effect to any adjustments in the Purchase Price pursuant to this Section 11 but subject to Section 11(a)(iii), is referred to in this Agreement as the "Adjusted Exercise Price.""

                           (m) The first two sentences of Section 11(a)(iii) of the Rights Agreement are hereby amended to read in their entirety as follows:

                               "(iii) In the event that the number of shares of
                  Common Stock which are authorized by the Company's Articles of Incorporation, but which are not outstanding or reserved for issuance for purposes other than upon exercise of the Rights, are not sufficient to permit the exercise in full of the Rights in accordance with the foregoing subparagraph (ii) of this
                  Section 11(a), the Company shall: (A) determine the value of the Adjustment Shares issuable upon the exercise of a Right (the "Current Value"), and (B) with respect to each Right (subject to Section 7(e) hereof), make adequate provision to substitute for the Adjustment Shares, upon the exercise of a Right and payment of the Adjusted Exercise Price, (1) cash,
                  (2) a reduction in the Adjusted Exercise Price, (3) Common Stock or other equity securities of the Company (including, without limitation, shares, or units of shares, of preferred stock which the Board has deemed to have essentially the same value or economic rights as shares of Common Stock (such shares of preferred stock being referred to as "Common Stock Equivalents")), (4) debt securities of the Company, (5) other assets, or (6) any combination of the foregoing, having an aggregate value equal to the Current Value (less the amount of any reduction in the Adjusted Exercise Price), where such aggregate value has been determined by the Board based upon the advice of a nationally recognized investment banking firm selected by the Board; provided, however, that if the Company shall not have made adequate provision to deliver value pursuant to clause (B) above within thirty (30) days following the later of (x) the first occurrence of a Section 11(a)(ii) Event and (y) the date on which the Company's right of redemption pursuant to Section 23(a) expires (the later of (x) and (y) being referred to herein as the "Section 11(a)(ii) Trigger Date"), then the Company shall be obligated to deliver, upon the surrender for exercise of a Right and without requiring payment of the Adjusted Exercise Price, shares of Common Stock (to the extent available) and then, if necessary, cash, which shares and/or cash have an aggregate value equal to the Spread. For purposes of the preceding sentence, the term "Spread" shall mean the excess of (i) the Current Value over (ii) the Adjusted Exercise Price."

                           (n) Section 11(f) of the Rights Agreement is hereby amended to read in its entirety as follows:

                               "(f) If as a result of an adjustment made
                  pursuant to Section 11(a)(ii) or Section 13(a) hereof, the holder of any Right thereafter exercised shall become entitled to receive any shares of capital stock other than Common Stock, thereafter the number of such other shares so receivable upon exercise of any Right and the Purchase Price thereof shall be subject to adjustment from time to time in a manner and on terms as nearly equivalent as practicable to the provisions with respect to the Common Stock contained in Sections 11(a), (b), (c), (e), (g), (h), (i), (j), (k) and
                  (m), and the provisions of Sections 7, 9, 10, 13 and 14 hereof with




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

                  respect to the Common Stock shall apply on like terms to any such other shares; provided, however, that the Company shall not be liable for its inability to reserve and keep available for issuance upon exercise of the Rights pursuant to Section 11(a)(ii) a number of shares of Common Stock greater than the number then authorized by the Company's Articles of Incorporation but not outstanding or reserved for other purposes."

                           (o) Section 11(h) of the Rights Agreement is hereby amended to read in its entirety as follows:

                               "(h) Unless the Company shall have exercised its
                  election as provided in Section 11(i), upon each adjustment of the Purchase Price as a result of the calculations made in Sections 11(b) and (c), each Right outstanding immediately prior to the making of such adjustment shall thereafter evidence the right to purchase, at the adjusted Purchase Price, that number of one-tenths of a share of Common Stock (calculated to the nearest one ten-thousandth) obtained by (i) multiplying (x) the number of one-tenths of a share covered by a Right immediately prior to this adjustment, by (y) the Purchase Price in effect immediately prior to such adjustment of the Purchase Price, and (ii) dividing the product so obtained by the Purchase Price in effect immediately after such adjustment of the Purchase Price."

                           (p) The first two sentences of Section 11(i) of the Rights Agreement are hereby amended to read in their entirety as follows:

                               "(i) The Company may elect on or after the date
                  of any adjustment of the Purchase Price to adjust the number of Rights, in lieu of any adjustment in the number of one-tenths of a share of Common Stock purchasable upon the exercise of a Right. Each of the Rights outstanding after the adjustment in the number of Rights shall be exercisable for the number of one-tenths of a share of Common Stock for which a Right was exercisable immediately prior to such adjustment."

                           (q) Section 11(j) of the Rights Agreement is hereby amended to read in its entirety as follows:

                               "(j) Irrespective of any adjustment or change in
                  the Purchase Price or the number of one-tenths of a share of Common Stock issuable upon the exercise of the Rights, the Rights Certificates theretofore and thereafter issued may continue to express the Purchase Price per one-tenth of a share and the number of one-tenths of a share which were expressed in the initial Rights Certificates issued hereunder."

                           (r) Section 11(k) of the Rights Agreement is hereby amended to read in its entirety as follows:

                               "(k) Before taking any action that would cause an
                  adjustment reducing the Purchase Price below the then stated value, if any, of the number of one-tenths of a share of Common Stock issuable upon exercise of the Rights, the Company shall take any corporate action which may, in the opinion of its counsel, be necessary in order that the Company may validly and legally issue fully paid and nonassessable such number of one-tenths of a share of Common Stock at such adjusted Purchase Price."

                           (s) Section 13(a) of the Rights Agreement is hereby amended to read in its entirety as follows:

                               "(a) In the event that, following the Stock
                  Acquisition Date, directly or indirectly, (x) the Company shall consolidate with, or merge with and into, any other Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) here-of), and the Company shall not be the continuing or surviving corporation of such consolidation or merger, (y) any Person (other than a Subsidiary of the Company in a transaction which complies with Section 11(o) hereof) shall consolidate with, or merge with or into, the Company, and the Company shall be the continuing or surviving corporation of such consolidation or merger and, in connection with such consolidation or merger, all or part of the outstanding shares of Common Stock shall be changed into or exchanged for stock or other securities of any other Person or cash or any other property, or (z) the Company shall sell or otherwise transfer (or one or more of its Subsidiaries shall sell or otherwise transfer), in one transaction or a series of related transactions, assets, cash flow or earning power aggregating more than 50% of the assets, cash flow or earning power of the Company and its Subsidiaries (taken as a whole) to any Person or Persons (other than the Company or any Subsidiary of the Company in one or more transactions each of which complies with Section 11(o) hereof), then, and in each such case (except as may be contemplated by Section 13(d) hereof), proper provision shall be made so that: (i) each holder of a Right, except as provided in Section 7(e) hereof, shall thereafter have the right to receive, upon the exercise thereof at the then current Adjusted Exercise Price in accordance with the terms of this Agreement, such number of validly authorized and issued, fully paid, non-assessable and freely tradeable shares of Common Stock of the Principal Party (as such term is hereinafter defined), not subject to any liens, encumbrances, rights of first refusal or other adverse claims, as shall be equal to the result obtained by (1) multiplying the then current Adjusted Exercise Price by the number of one-tenths of a share of Common Stock for which a Right is exercisable immediately prior to the first occurrence of a Section 13 Event (or, if a Section 11(a)(ii) Event has occurred prior to the first occurrence of a Section 13 Event, multiplying the number of such one-tenths of a share for which a Right was exercisable immediately prior to the first occurrence of a Section 11(a)(ii) Event by the Adjusted Exercise Price), and dividing that product by (2) 50% of the Current Market Price (determined pursuant to Section 11(d) hereof) per share of the Common Stock of such Principal Party on the date of consummation of such Section 13 Event;
                  (ii) such Principal Party shall thereafter be liable for, and shall assume, by virtue of such Section 13 Event, all the obligations and duties of the Company pursuant to this Agreement; (iii) the term "Company" shall thereafter be deemed to refer to such Principal Party, it being specifically intended that the provisions of Section 11 hereof shall apply only to such Principal Party following the first occurrence of a Section 13 Event; (iv) such Principal Party shall take such steps (including, but not limited to, the reservation of a sufficient number of shares of its Common Stock) in connection with the consummation of any such transaction as may be necessary to assure that the provisions hereof shall thereafter be applicable, as nearly as reasonably may be, in relation to its shares of Common Stock thereafter deliverable upon the exercise of the Rights; and (v) the provisions of
                  Section 11(a)(ii) hereof (except the provisions setting forth the procedure for determining the Adjusted Exercise Price) shall be of no effect following the first occurrence of any
                  Section 13 Event."

                           (t) The first sentence of Section 22 of the Rights Agreement is hereby amended to read in its entirety as follows:

                               "Notwithstanding any of the provisions of this
                  Agreement or of the Rights to the contrary, the Company may, at its option, issue new Rights Certificates evidencing Rights in such form as may be approved by the Board to reflect any adjustment or change in the Purchase Price or the Adjusted Exercise Price and the number or kind or class of shares or other securities or property purchasable under the Rights Certificates made in accordance with the provisions of this Agreement."

                           (u) The address of the Rights Agent in Section 25 of the Rights Agreement is hereby amended to read in its entirety as follows:

                                    EquiServe Trust Company, N.A.
                                    150 Royall Street
                                    Canton, MA  02021

                           (v) Exhibit A to the Rights Agreement, the Form of Rights Certificate, is hereby amended as follows:

                           i. The second paragraph of Exhibit A (Form of Rights Certificate) is hereby amended to read in its entirety as follows:

                               " This certifies that _____________________, or
                           registered assigns, is the registered owner of the number of Rights set forth above, each of which entitles the owner thereof, subject to the terms, provisions and conditions of the Rights Agreement, dated as of November 12, 1997, as amended (the "Rights Agreement"), between Atmos Energy Corporation, a Texas and Virginia corporation (the "Company"), and EquiServe Trust Company, N.A., a national association with its principal place of business in Massachusetts (the "Rights Agent"), to purchase from the Company at any time prior to 5:00 P.M. (Boston, Massachusetts time) on May 10, 2008 (unless such date is extended prior thereto by the Board of Directors) at the office or offices of the Rights Agent designated for such purpose, or its successors as Rights Agent, one-tenth of one fully paid, non-assessable share of Common Stock of the Company, no par value, at a purchase price of $8.00 per one-tenth of one share (the "Purchase Price"), upon presentation and surrender of this Rights Certificate with the Form of Election to Purchase and related Certificate duly executed. All capitalized terms which are not defined herein shall have the meanings ascribed to them in the Rights Agreement. The number of Rights evidenced by this Rights Certificate (and the number of one-tenths of a share of Common Stock which may be purchased upon exercise thereof) set forth above, and the Purchase Price per share set forth above, are the number and Purchase Price as of February 13, 2002, based on the Common Stock as constituted at such date. The Company reserves the right to require prior to the occurrence of a Triggering Event that a number of Rights be exercised so that only whole shares of Common Stock will be issued."

                           ii. The first sentence of the sixth paragraph of
                               Exhibit A (Form of Rights Certificate) is hereby amended to read in its entirety as follows:



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

                               " This Rights Certificate, with or without other
                           Rights Certificates, upon surrender at the principal office or offices of the Rights Agent designated for such purpose, may be exchanged for another Rights Certificate or Rights Certificates of like tenor and date evidencing Rights entitling the holder to purchase a like aggregate number of one-tenths of a share of Common Stock as the Rights evidenced by the Rights Certificate or Rights Certificates surrendered shall have entitled such holder to purchase."

                           iii. The eighth paragraph of Exhibit A (Form of
                                Rights Certificate) is hereby amended to read in its entirety as follows:

                                "No fractional shares of Common Stock will be
                           issued upon the exercise of any Right or Rights evidenced hereby, if in lieu thereof a cash payment is made, as provided in the Rights Agreement."

                           (w) Exhibit A to the Rights Agreement, the Form of Election to Purchase, is hereby amended as follows:

                           i. The first paragraph of Exhibit A (Form of Election to Purchase) is hereby amended to read in its entirety as follows:

                                "The undersigned hereby irrevocably elects to
                           exercise _______________ Rights represented by this Rights Certificate to purchase the number of one-tenths of a share of Common Stock issuable upon the exercise of the Rights (or such other securities of the Company or of any other person which may be issuable upon the exercise of the Rights) and requests that certificates for such shares be issued in the name of and delivered to:"

                           (x) Exhibit B to the Rights Agreement, the Summary of Rights to Purchase Common Stock, is hereby amended as follows:


                           i. The second sentence of the first paragraph of Exhibit B is hereby amended to read in its entirety as follows:

                                "Each Right entitles the registered holder to
                           purchase from the Company one-tenth of a share of Common Stock at a Purchase Price of $8.00 per share, subject to adjustment."

                           ii. The first sentence of the sixth paragraph of Exhibit B is hereby amended to read in its entirety as follows:

                                "In the event that the Board of Directors
                           determines that a person is an Adverse Person or a person becomes an Acquiring Person (except pursuant to an offer for all outstanding shares of Common Stock which the independent directors, who are not associated with an Acquiring Person, determine to be fair to shareholders and otherwise in the best interests of the Company and its shareholders (a "Qualified Offer")), each holder of a Right will thereafter have the right to receive, upon exercise of the Right at an exercise price equal to ten times the Purchase Price multiplied by the number of one-tenths of a share of Common Stock subject to the Right immediately before such time (the "Adjusted Exercise Price"), that number of shares of Common Stock (or, in certain circumstances, cash, property or other securities of the Company) having a value equal to two times the Adjusted Exercise Price of the Right."

                           iii. The first sentence of the seventh paragraph of
                                Exhibit B is hereby amended to read in its entirety as follows:

                                "For example, at a Purchase Price of $8.00 per
                           Right, each Right not owned by an Acquiring Person or Adverse Person (or by certain related parties) following an event set forth in the preceding paragraph would entitle its holder to purchase $160 worth of Common Stock (or other consideration, as noted above) for $80."

                           iv. The first sentence of the eighth paragraph of Exhibit B is hereby amended to read in its entirety as follows:

                                "In the event that, at any time following the
                           Stock Acquisition Date, (i) the Company engages in a merger or other business combination transaction in which the Company is not the surviving corporation,
                           (ii) the Company engages in a merger or other business combination transaction in which the Company is the surviving corporation and the Common Stock of the Company is changed or exchanged or (iii) 50% or more of the Company's assets, cash flow or earning power is sold or transferred, each holder of a Right (except Rights which previously have been voided as set forth above) shall thereafter have the right to receive, upon exercise of the Right at the Adjusted Exercise Price, common stock of the acquiring company having a value equal to two times the Adjusted Exercise Price of the Right."

                           v. The ninth paragraph of Exhibit B is hereby amended to read in its entirety as follows:

                                "The Purchase Price or Adjusted Exercise Price
                           payable, and the number of shares of Common Stock or other securities or property issuable, upon exercise of the Rights are subject to adjustment from time to time to prevent dilution (i) in the event of a stock dividend on, or a subdivision, combination or reclassification of, the Common Stock, (ii) if holders of the Common Stock are granted certain rights or warrants to subscribe for Common Stock or convertible securities at less than the current market price of the Common Stock or (iii) upon the distribution to holders of the Common Stock of evidences of indebtedness or assets (excluding regular quarterly cash dividends) or of subscription rights or warrants (other than those referred to above)."

                           vi. The second sentence of the tenth paragraph of Exhibit B is hereby amended to read in its entirety as follows:

                                "No fractional shares are required to be issued
                           and, in lieu thereof, an adjustment in cash may be made based on the market price of the Common Stock on the last trading date prior to the date of exercise."

         2. Except as amended by this Second Amendment, the Rights Agreement shall continue in full force and effect as originally executed and delivered.

         3. Any reference in the Rights Agreement to the "Agreement" shall refer to the Rights Agreement as amended by this Second Amendment.

         4. All capitalized terms used herein and not otherwise defined shall have the meanings assigned to those terms in the Rights Agreement.

         5. This Second Amendment shall be governed and construed in accordance with the laws of the State of Texas.

         6. This Second Amendment may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute by one and the same instrument.

                  IN WITNESS WHEREOF, the parties have executed this Second Amendment as of the date written above.



Attest:                                     ATMOS ENERGY CORPORATION



By:  /s/ SHIRLEY A. HINES                   By: /s/ LOUIS P. GREGORY
     --------------------------------           --------------------------------
     Name:  Shirley A. Hines                    Name:  Louis P. Gregory
     Title: Corporate Secretary                 Title: Senior Vice President
                                                       and General Counsel



Attest:                                     EQUISERVE TRUST COMPANY, N.A.




By: /s/ ERIKA ILLINGWORTH                   By: /s/ JOSHUA P. MCGINN
     --------------------------------           --------------------------------
     Name:  Erika Illingworth                   Name:  Joshua P. McGinn
     Title: Account Manager                     Title: Senior Account Manager





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